Prospectus Supplement                                                  FINOVA
---------------------
(To Prospectus dated May 28, 1997)


$100,000,000                                          FINOVA Capital Corporation
7.40% Notes Due                                           1850 N. Central Avenue
June 1, 2007                                                       P.O. Box 2209
                                                     Phoenix, Arizona 85002-2209
--------------------------------------------------------------------------------

                                 TERMS OF NOTES

o  Interest   paid   on  June  1  and      o  Global   security   held   by  The
   December 1, accruing from the date         Depository      Trust     Company,
   we issue the Notes.                        generally.

o  First  interest  payment  date  on      o  No redemption before maturity.  No
   December 1, 1997.                          sinking fund.


     For more details, see "Note Terms" and "Description of the Securities."

                                  TERMS OF SALE


                                             UNDERWRITING
                            PRICE TO        DISCOUNTS AND            PROCEEDS TO
                            PUBLIC(1)        COMMISSIONS              FINOVA(2)
                          -------------    ---------------         -------------
Per Note ..............       99.735             0.625                 99.11%
Total .................    $99,735,000         $625,000              $99,110,000

------------------
(1) Plus accrued interest, if any, from date of issuance.
(2) Before expenses payable by us estimated at $150,000.


The Notes have not been  approved  or
disapproved  by the SEC or any  state
securities commission.

None   of   those   authorities   has
determined  that  the  Prospectus  or
this   Supplement   is   accurate  or
complete.

Any representation to the contrary is      Book entry delivery of Notes expected
a criminal offense.                        on   June   2,   1997,   subject   to
                                           conditions.

                            CITICORP SECURITIES, INC.

                                  May 28, 1997

                          FINOVA CAPITAL CORPORATION

   FINOVA    Capital     Corporation,         FINOVA's    principal   lines   of
formerly known as Greyhound Financial      business are  detailed  more fully in
Corporation  ("FINOVA" or "us"), is a      the Prospectus. Those lines include:
financial   services   company   that
provides collateralized financing and         o Commercial Equipment Finance
leasing    products   to   commercial
enterprises in focused market niches,         o Commercial Finance
principally    in   the    U.S.    We
concentrate  on  lending  to  midsize         o Commercial Real Estate Finance
businesses and have been in operation
for over 42 years.                            o Communications Finance

   FINOVA  extends  revolving  credit         o Corporate Finance
facilities, term loans, and equipment
and   real   estate    financing   to         o Factoring Services
"middle-market"    businesses    with
financing  needs  falling   generally         o Franchise Finance
between $500,000 and $35 million.  We
also offer sales  financing  programs         o Healthcare Finance
to    manufacturers,    distributors,
vendors  and   franchisors   to  help         o Inventory Finance
facilitate sales of their products to
customers.                                    o Portfolio Services

   We operate in 15 specific industry         o Public Finance
or   market   niches   in  which  our
expertise    in    evaluating     the         o Rediscount Finance
creditworthiness    of    prospective
customers  and our ability to provide         o Resort Finance
value-added  services  enable  us  to
differentiate   ourselves   from  our         o  Transportation  Finance/Capital
competitors.   That   expertise   and            Services
ability  also  enable  us to  command
product   pricing  that   provides  a         o FINOVA Investment Alliance
satisfactory    spread    over    our
borrowing costs.


                                   NOTE TERMS

   The     following      description      October 1,  1995,  between us and The
supplements  the  "Description of the      Bank of New  York  (as  successor  to
Securities"     section     in    the      First  Interstate  Bank  of  Arizona,
Prospectus.   The  Notes  are  to  be      N.A.), as Trustee.
issued  as  a   separate   series  of
securities  under the Indenture dated
as of


Maximum Amount:                 $100,000,000 principal amount

Maturity:                       June 1, 2007

Interest Rate:                  7.40% per year

Interest Payment Dates:         June 1 and December 1, accruing from the date we
                                issue the Notes. First interest payment date is December 1, 1997.

Interest Calculations:          Based on a 360-day year of twelve 30-day months

Redemption or Sinking Fund:     None

Form of Note                    One  global  security,  held in the  name of The
                                Depository Trust Company, generally

Settlement and Payment          Same-day -- immediately available funds

Secondary Trading Payments      Same-day -- immediately available funds

                                  UNDERWRITING


   We have entered into an Notes to certain dealers at that Underwriting Agreement dated May 28, price less a concession of 0.40%. The 1997 with Citicorp Securities, Inc., Underwriter or those dealers may as Underwriter. The agreement allow a discount of 0.25% on sales to provides that the Underwriter will certain other dealers. After the purchase from us all of the Notes if initial public offering of the Notes, any of the Notes are purchased. It the Underwriter may change the public need not purchase any Notes unless offering price, concession to dealers
certain conditions are satisfied.  We      and discount.
have   agreed   to   indemnify    the
Underwriter      against      certain
liabilities,      including     civil         The  Notes  are  a  new  issue  of
liabilities under the Securities Act securities with no established of 1933, or to contribute to payments trading market. The Underwriter has
which the Underwriter may be required      advised  us that it intends to act as
to make for those liabilities.             a market  maker for the Notes.  It is
                                           not obligated to do so, however,  and
   The Underwriter advises us that it it may discontinue any market making proposes to offer the Notes to the at any time without notice. Neither public initially at the offering we nor the Underwriter can assure the price set forth on the cover page of liquidity of any trading market for
this  Supplement. It  may  offer  the      the Notes.


                          NOTICE TO CANADIAN RESIDENTS

RESALE RESTRICTIONS
                                           result,  you  would  have  to rely on
   The Notes will not be qualified other available remedies, including for distribution under the Canadian common law or U.S. law rights of
securities   laws,    including   the      action for damages or rescission.
qualification  requirements  of  each
province  where  sales of  Notes  are         All of our directors and officers,
made. Any resales of Notes in Canada and the experts named in the must comply with those laws, or an Prospectus, as well as our or their exemption from those laws, which will assets, may be located outside of
vary   depending   on  the   relevant      Canada.  As a result,  you may not be
jurisdiction. You are advised to seek able to effect service of process legal advice prior to any purchase or within Canada on us or them. It may
resale of the Notes.                       not be possible to satisfy a judgment
                                           against  us or them in  Canada  or to
REPRESENTATIONS OF PURCHASERS              enforce  a   judgment   obtained   in
                                           Canadian courts outside of Canada.
   If you are a purchaser of Notes in
Canada  and you  receive  a  purchase      NOTICE TO BRITISH COLUMBIA RESIDENTS
confirmation,  you will be  deemed to
represent to us, the  Underwriter and         If you are a  purchaser  of  Notes
your dealer that you are entitled and if the Securities Act (British under provincial securities laws to Columbia) applies, we advise you that purchase the Notes without the you are required to file a report benefit of a prospectus qualified with the British Columbia Securities under the securities laws of Canada. Commission within 10 days of the sale If required by law, you will also of any Notes acquired by you under represent that you are purchasing the this offering. The report must be in Notes as a principal and not as an the form attached to that agent. You will also represent that commission's Blanket Order #95/17, a you have reviewed the text above copy of which may be obtained from us under "Resale Restrictions." If you or the Underwriter. You need only are purchasing the Notes in British file one report for Notes acquired on Columbia, you will also represent the same day under the same
that you are not  purchasing  them as      prospectus exemption.
an individual.
                                           TAXATION    AND    ELIGIBILITY    FOR
RIGHTS OF ACTION (ONTARIO PURCHASERS)      INVESTMENT

   The Notes are offered by a foreign         You should  consult your own legal
issuer, so the contractual  rights of      and   tax    advisors    about    the
action  prescribed  by  section 32 of      consequences   of  investing  in  the
the Regulation under Securities Act Notes in your circumstances and (Ontario) will not apply to you if whether you are eligible to buy them
you are an  Ontario  purchaser.  As a      under Canadian law.

Prospectus
----------                                                             FINOVA


                           FINOVA CAPITAL CORPORATION

                            SENIOR DEBT SECURITIES

   We may offer from time to time securities in one or more series, under this Prospectus up to $1.5 with the same or various maturities, billion principal amount of our at or above par or with original senior debt securities ("securities") issue discount, and in fully on terms to be determined at the time registered form or the form of one or
of sale. We may issue the                  more global securities.


                              PROSPECTUS SUPPLEMENT


   The Supplement to the Prospectus also add, update or change for each offering of securities will information contained in this contain the specific information and Prospectus. It is important that you terms for that offering. The read both this Prospectus and the
Supplement may                             Supplement before you invest.


                                ---------------


The securities have not been approved
or  disapproved  by  the  SEC  or any
state securities commission.
                                           We may offer the securities  directly
None   of   those   authorities   has      or  through  underwriters,  agents or
determined  that this  Prospectus  is      dealers. The Supplement will describe
accurate or complete.                      the    terms   of   that    plan   of
                                           distribution.  "Plan of Distribution"
Any representation to the contrary is      below also provides more  information
a criminal offense.                        on this topic. May 28, 1997


                                  May 28, 1997

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES OFFERED UNDER THIS PROSPECTUS. THOSE TRANSACTIONS INCLUDE OVER-ALLOTMENT, STABILIZING TRANSACTIONS, SHORT COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THOSE ACTIVITIES, SEE "PLAN OF DISTRIBUTION" IN THE PROSPECTUS. IF BEGUN, THEY MAY DISCONTINUE THOSE ACTIVITIES AT ANY TIME.

                       WHERE YOU CAN FIND MORE INFORMATION

   We  file  annual,   quarterly  and      curities  Exchange  Act of 1934 until
current reports, proxy statements and      this offering is completed:
other  information  with the SEC. You
may read and  copy  any  document  we         o Annual  Report  of Form 10-K for
file at the  SEC's  public  reference           the  year  ended   December  31,
rooms in Washington,  D.C., New York,           1996.
New  York  and   Chicago,   Illinois.
Please call the SEC at 1-800-SEC-0330         o Portions of our Proxy  Statement
for more  information  on the  public           on  Schedule  14A for the Annual
reference   rooms  and   their   copy           Meeting of Shareholders  held on
charges.  Our SEC  filings  are  also           May  8,   1997  that  have  been
available  to  the  public  from  the           incorporated  by reference  into
SEC's web site at http://www.sec.gov.           our 10-K.
You may also  inspect our SEC reports
and other information at the New York         o Quarterly  Report  on Form  10-Q
Stock Exchange,  20 Broad Street, New           for the quarter  ended March 31,
York, New York 10005.                           1997.

   The SEC allows us to  "incorporate         o Current Report on Form 8-K dated
by reference" the information we file           April 18, 1997.
with   them,   which   means  we  can
disclose   information   to   you  by         You may  request  a copy of  those
referring  you  to  those  documents.      filings,  other than exhibits,  at no
Information incorporated by reference      cost, by contacting us at:
is  part of  this  Prospectus.  Later
information   filed   with   the  SEC         Treasurer
updates    and    supersedes     this         FINOVA Capital Corporation
Prospectus.                                   1850 N. Central Avenue
                                              P.O. Box 2209
   We  incorporate  by reference  the         Phoenix, Arizona 85002-2209
documents listed below and any future         (602) 207-6900
filings   made  with  the  SEC  under
Sections 13(a), 13(c), 14 or 15(d) of
the Se-


                           FINOVA CAPITAL CORPORATION

   FINOVA Capital Corporation, worthiness of prospective customers formerly known as Greyhound Financial and our ability to provide
Corporation ("FINOVA" or "us"), is a value-added services enable us to financial services company that differentiate ourselves from our
provides collateralized financing and      competitors.   That   expertise   and
leasing products to commercial ability also enable us to command enterprises in focused market niches, product pricing that provides a
principally    in   the    U.S.    We      satisfactory    spread    over    our
concentrate  on  lending  to  midsize      borrowing costs.
businesses and have been in operation
for over 42 years.                            We seek to maintain a high quality
                                           portfolio and to minimize non-earning
   FINOVA extends revolving credit assets and write-offs. We use clearly facilities, term loans, and equipment defined underwriting criteria and and real estate financing to stringent portfolio management
"middle-market" businesses with techniques. We diversify our lending financing needs falling generally activities geographically and among a between $500,000 and $35 million. We range of industries, customers and
also offer sales  financing  programs      loan products.
to    manufacturers,    distributors,
vendors  and   franchisors   to  help         Due  to  the   diversity   of  our
facilitate sales of their products to      portfolio,  we  believe we are better
customers.                                 able to manage competitive changes in
                                           our  markets  and  to  withstand  the
   We operate in 15 specific industry impact of deteriorating economic or market niches in which our conditions on a regional or national
expertise in evaluating the credit-        basis.  There  can  be no  assurance,
                                           however, that com
petitive     changes,      borrowers'           and service providers. The group
performance,  economic  conditions or           extends     revolving     credit
other  factors  will not result in an           facilities    and   term   loans
adverse  impact  on  our  results  of           secured  by  the  assets  of the
operations or financial condition.              borrower,    with    significant
                                                emphasis on the borrower's  cash
   FINOVA   generates   interest  and           flow as the source of  repayment
other income through charges assessed           of the secured loan.
on outstanding loans, loan servicing,
leasing and other  fees.  Our primary         o FACTORING SERVICES provides full
expenses are the costs of funding our           service  factoring  and accounts
loan and  lease  business,  including           receivable  management  services
interest paid on debt, provisions for           for  entrepreneurial  and larger
possible  credit  losses,   marketing           firms,  operating  primarily  in
expenses,   salaries   and   employee           the    textile    and    apparel
benefits,    servicing    and   other           industries.  The annual factored
operating expenses and income taxes.            volume  of  these  companies  is
                                                generally between $5 million and
LINES OF BUSINESS                               $25 million.

   We operate the following principal         o FRANCHISE     FINANCE     offers
lines of business:                              equipment,   real   estate   and
                                                acquisition  financing  programs
   o COMMERCIAL   EQUIPMENT   FINANCE           for  operators  of   established
     offers equipment  leases,  loans           franchise concepts. We typically
     and  "turnkey"  financing to the           purchase the equipment leased to
     supermarket,      manufacturing,           the ultimate  end-user  from the
     packaging  and general  aviation           manufacturer,  vendor  or dealer
     industries.  Typical transaction           selected   by   the    end-user.
     sizes   are   $500,000   to  $15           Transaction    sizes   generally
     million.                                   range  from   $500,000   to  $15
                                                million.
   o COMMERCIAL     FINANCE    offers
     collateral-  oriented  revolving         o HEALTHCARE FINANCE offers a full
     credit facilities and term loans           range  of  equipment   and  real
     for manufacturers, distributors,           estate   financing   and   asset
     wholesalers      and     service           management   services   for  the
     companies.  Typical  transaction           health care industry,  targeting
     sizes range from  $500,000 to $3           middle    market   health   care
     million.                                   providers     in    the     U.S.
                                                Transaction    sizes   typically
   o COMMERCIAL  REAL ESTATE  FINANCE           range  from   $500,000   to  $25
     provides         cash-flow-based           million.
     financing      primarily     for
     acquisitions and refinancings to         o INVENTORY    FINANCE    provides
     experienced      real     estate           inventory  financing,   combined
     developers  and  owner/occupants           inventory/accounts    receivable
     of  income-producing  properties           lines  of  credit  and  purchase
     in the U.S.  We  concentrate  on           order  financing  for  equipment
     secured financing opportunities,           distributors,        value-added
     generally between $5 million and           resellers      and      dealers.
     $25  million,  involving  senior           Transaction    sizes   generally
     mortgage     term    loans    on           range  from   $500,000   to  $30
     owner-occupied  commercial  real           million.
     estate.   We  also   manage  our
     portfolio    of   real    estate         o PORTFOLIO    SERVICES   provides
     leveraged leases in this line of           customized  receivable servicing
     business.                                  and  collections  for  timeshare
                                                developers and other  generators
   o COMMUNICATIONS           FINANCE           of consumer  receivables,  which
     specializes    in   radio    and           can    simplify    their    loan
     television   financing.    Other           administration      and     cash
     markets       include      cable           management functions.
     television,  print  and  outdoor
     media  services  in the U.S.  We         o PUBLIC     FINANCE      provides
     extend    secured    loans    to           primarily  tax-exempt  financing
     communications        businesses           to state and  local  governments
     requiring        funds       for           and   non-profit   corporations.
     recapitalizations,  refinancings           Typical  transaction sizes range
     or   acquisitions.   Loan  sizes           from $100,000 to $5 million.
     generally  range from $1 million
     to $40 million.                          o REDISCOUNT   FINANCE  offers  $1
                                                million to $35 million revolving
   o CORPORATE    FINANCE    provides           credit    lines   to    regional
     financing,   generally   in  the           consumer   finance    companies,
     range  of  $2   million  to  $40           which in turn  extend  credit to
     million,   focusing   on  middle           consumers. Our customers provide
     market  businesses   nationally.           credit to  consumers  to finance
     Typical     industries    served           home  improvements,   automobile
     include distribution, wholesale,           purchases,   insurance  premiums
     specialty retail,  manufacturing           and a variety of other financial
                                                needs.

                                              o RESORT   FINANCE    focuses   on
                                                successful,  experienced  resort
                                                developers,     primarily     of
                                                timeshare  resorts,  second home
                                                communities, golf
     resorts   and   resort   hotels.           through  our   London,   England
     Extending    funds   through   a           office.   Our  Capital  Services
     variety of lending  options,  we           activities      also     provide
     provide   loans   and  lines  of           leveraged   lease  financing  on
     credit  ranging  from $5 million           transportation equipment.
     to $30 million for construction,
     acquisitions,        receivables         o FINOVA    INVESTMENT    ALLIANCE
     financing   and   purchases  and           provides  or  intends to provide
     other    uses.    Through    our           equity   and   mezzanine    debt
     Portfolio  Services  Operations,           financing for midsize businesses
     we  offer  expanded  convenience           in       partnership        with
     and service to our customers.              institutional    investors   and
                                                selected fund sponsors.  Typical
   o TRANSPORTATION   FINANCE/CAPITAL           transaction  sizes range from $2
     SERVICES    structures   secured           million to $15 million.
     financings for specialized areas
     of the transportation  industry,      FINOVA   Capital    Corporation,    a
     principally  involving  domestic      Delaware       corporation,       was
     and foreign used aircraft, some incorporated in 1965 and is the new aircraft, domestic successor to a California corporation short-line railroads and new and that was formed in 1954. Our used rail equipment. Typical principal executive offices are transactions range from $5 located at 1850 N. Central Avenue,
     million  to  $30   million   and      P.O.  Box  2209,   Phoenix,   Arizona
     involve financing up to 80% of 85002-2209. Our telephone number is the fair market value of used (602) 207-6900. All of our capital equipment. We also serve as stock is owned by The FINOVA Group equity participants in leveraged Inc. whose stock is traded on the New
     lease transactions. We have been      York Stock Exchange.
     active in international aircraft
     lending and  leasing  since 1992


                        RATIO OF INCOME TO FIXED CHARGES

  THREE
 MONTHS
  ENDED
MARCH 31,     YEAR ENDED DECEMBER 31,
--------- --------------------------------
1997      1996   1995   1994   1993   1992
----      ----   ----   ----   ----   ----
1.54      1.50   1.44   1.58   1.50   1.37

Variations in interest rates Income available for fixed charges, generally do not have a substantial for purposes of computing the above impact on the ratio because ratios, consists of income from fixed-rate and floating-rate assets continuing operations before income are generally matched with taxes plus fixed charges. Fixed liabilities of similar rate and term. charges consist of interest and related debt  expense,  and a portion
                                           of rental  expense  determined  to be
                                           representative of interest.


               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

   Some of the  statements  contained      our efforts to implement our business
in this Prospectus and any strategy, the effect of economic Supplements, including information conditions, the performance of our incorporated by reference, discuss borrowers, actions of our competitors future expectations, contain and our ability to respond to those projections of results of operation actions, the cost of our capital, or financial condition or state other which may depend in part on our forward-looking information. Known portfolio quality, ratings, prospects and unknown risks, uncertainties and and outlook, changes in governmental other factors could cause the actual regulation, tax rates and similar results to differ materially from matters, the results of litigation, those contemplated by those the ability to attract and retain statements. The forward-looking quality employees and other risks information is based on various detailed in our other filings with
factors   and   was   derived   using      the SEC.  We do not promise to update
numerous assumptions.                      forward-   looking   information   to
                                           reflect  actual results or changes in
   Important  factors  that may cause      assumptions  or  other  factors  that
the actual results to differ include,      could affect those statements.
without limitation, the results of

                                 USE OF PROCEEDS

   We intend to use the net proceeds ness, working capital, investment in from the sale of the securities for financing transactions and capital general corporate purposes. Those expenditures. We will describe in the purposes include the repayment or Supplement any proposed use of
refinancing of debt,  acquisitions in      proceeds   other  than  for   general
the  ordinary  course of busi-             corporate purposes.


                          DESCRIPTION OF THE SECURITIES

   We will issue the securities under         o The amount or percentage payable
an  Indenture  dated as of October 1,           if we accelerate their maturity,
1995,  as  supplemented  and  amended           if  other  than  the   principal
from time to time, between us and The           amount.
Bank  of  New  York  (formerly  First
Interstate  Bank,  N.A.), as Trustee.
The  Indenture is filed as an exhibit         o Any  changes  to the  events  of
to  the  registration   statement  of           default or  covenants  set forth
which this  Prospectus  is a part. To           in the Indenture.
obtain a copy of the  Indenture,  see
"Where     You    Can    Find    More         o Any other terms  consistent with
Information."      The      following           the Indenture.
description is a brief summary of and
is  subject  to all the  terms of the         We may authorize and determine the
Indenture.                                 terms of a series  of  securities  by
                                           resolution  of our board of directors
GENERAL                                    or one of its committees or through a
                                           supplemental indenture.
   The  securities  offered  by  this
Prospectus  will be  limited  to $1.5      FORM OF SECURITIES
billion   principal    amount.    The
Indenture  does not limit the  amount         The  securities  will be issued in
of securities we could offer under registered form. Unless the it. We can issue securities in one or Supplement otherwise provides, more series, in each case as securities will be issued as one or authorized by us from time to time. more global securities. This means Each series may differ as to their that we will not issue certificates terms. The securities will be our to each holder. We will generally unsecured general obligations and issue global securities in the total will not be subordinated to our other principal amount of the securities
general indebtedness.                      distributed  in that series.  We will
                                           issue      securities     only     in
   The  Supplement  will  address the      denominations  of $1,000 or  integral
following terms of the securities:         multiples of that amount,  unless the
                                           Supplement states otherwise.
   o Their title.
                                           GLOBAL SECURITIES
   o Any  limits  on  the   principal
     amounts to be issued.                    IN GENERAL.  Securities  in global
                                           form  will  be  deposited  with or on
   o The dates on which the principal      behalf   of  a   depositary.   Global
     is payable.                           securities are  represented by one or
                                           more  global   certificates  for  the
   o The rates (which may be fixed or series registered in the name of the variable) at which they shall depositary or its nominee. Securities bear interest, or the method for in global form may not be transferred
     determining rates.                    except   as   a   whole   among   the
                                           depositary,   a   nominee   of  or  a
   o The dates from which the successor to the depositary and any interest will accrue and will be nominee of that successor. Unless payable, or the method of otherwise identified in the determining those dates, and any Supplement, the depositary will be
     record  dates  for the  payments      The Depositary Trust Company.
     due.

   o Any provisions for redemption at
     our    option   or    otherwise,
     including  the  periods,  prices
     and terms of redemption.

   o Any  sinking   fund  or  similar
     provisions, whether mandatory or
     at the  holder's  option,  along
     with  the  periods,  prices  and
     terms of redemption, purchase or
     repayment.

   NO     DEPOSITARY     OR    GLOBAL         DTC  ORGANIZATION.  The Depository
SECURITIES. If a depositary for a Trust Company is a limited-purpose series is unwilling or unable to trust company organized under the New continue as depositary, and a York Banking Law, a "banking successor is not appointed by us organization" within the meaning of within 90 days, we will issue that law, a member of the Federal securities of that series in Reserve System, a "clearing definitive form in exchange for the corporation" within the meaning of global security or securities of that the New York Uniform Commercial Code, series. We may also determine at any and a "clearing agency" registered time in our discretion not to use under the provisions of Section 17A global securities for any series. In of the Securities Exchange Act of
that event, we will issue  securities      1934, as amended.
in definitive form.
                                              DTC is owned  by a  number  of its
   OWNERSHIP     OF    THE     GLOBAL      direct  participants  and by the  New
SECURITIES/ BENEFICIAL OWNERSHIP. So York Stock Exchange, Inc., the long as the depositary or its nominee American Stock Exchange, Inc. and the is the registered owner of a global National Association of Securities security, that entity will be the Dealers, Inc. Direct participants
sole   holder   of   the   securities      include    securities   brokers   and
represented   by   that   instrument.      dealers,   banks,   trust  companies,
FINOVA and the Trustee are only clearing corporations and certain required to treat the depositary or other organizations who directly its nominee as the legal owner of participate in DTC (each a "direct
those  securities  for  all  purposes      participant").     Other     entities
under the Indenture.                       ("indirect  participants") may access
                                           DTC's system by clearing transactions
   Each    actual     purchaser    of      through or  maintaining  a  custodial
securities  represented  by a  global      relationship        with       direct
security (a "beneficial owner") will participants, either directly or not be entitled to receive physical indirectly. The rules applicable to
delivery of certificated  securities,      DTC and its  participants are on file
will not be considered the holders of      with the SEC.
those   securities  for  any  purpose
under the Indenture,  and will not be         DTC    ACTIVITIES.    DTC    holds
able  to  transfer  or  exchange  the      securities   that  its   participants
global securities, unless this deposit with it. DTC also facilitates Prospectus or the Supplement provide the settlement among participants of to the contrary. As a result, each securities transactions, such as beneficial owner must rely on the transfers and pledges, in deposited procedures of the depositary to securities through electronic exercise any rights of a holder under computerized book-entry changes in the Indenture. In addition, if the participant's accounts. Doing so beneficial owner is not a direct or eliminates the need for physical
indirect     participant    in    the      movement of securities certificates.
depositary  (each  a  "participant"),
the beneficial owner must rely on the         PARTICIPANT'S  RECORDS.  Except as
procedures of the participant through otherwise provided in this Prospectus which it owns its beneficial interest or a Supplement, purchases of the
in the global security.                    securities must be made by or through
                                           direct   participants,   which   will
   The laws of some jurisdictions receive a credit for the securities require that certain purchasers of on the depositary's records. The securities take physical delivery of beneficial owner's ownership interest the securities in certificated form. is in turn to be recorded on the
Those laws and the above conditions direct and indirect participant's may impair the ability to transfer records. Beneficial owners will not beneficial interests in the global receive written confirmations from
securities.                                the depositary of their purchase, but
                                           they are  expected  to receive  them,
THE DEPOSITORY TRUST COMPANY               along  with  periodic  statements  of
                                           their  holdings,  from the  direct or
   The    following   is   based   on      indirect  participants  through  whom
information    furnished    by    The      they entered into the transaction.
Depository  Trust Company ("DTC") and
applies  to  the  extent  it  is  the         Transfers   of  interests  in  the
depositary,  unless  otherwise stated      global securities will be made on the
in a Supplement:                           books of the  participants  on behalf
                                           of     the     beneficial     owners.
   REGISTERED OWNER. The securities Certificates representing the will be issued as fully registered interest of the beneficial owners in securities in the name of Cede & Co. the securities will not be issued (DTC's partnership nominee). One unless the use of global securities
fully   registered   global  security      is suspended as provided above.
generally  will be  issued  for  each
$200  million   principal  amount  of         The depositary has no knowledge of
securities.  The Trustee will deposit      the actual  beneficial  owners of the
the   global   securities   with  the      global securities. Its records
depositary. The deposit of the global
securities    with    DTC   and   its
registration  in the  name  of Cede &
Co.  will not change  the  beneficial
ownership of the securities.

only reflect the identity of the require payment to cover taxes and direct participants as owners of the other governmental charges. The securities. Those participants may or Trustee will initially act as may not be the beneficial owners. authenticating agent under the
Participants   are   responsible  for      Indenture.
keeping  account of their holdings on
behalf of their customers.                 SAME-DAY SETTLEMENT AND PAYMENT

   NOTICES   AMONG  THE   DEPOSITARY,         Unless  the  Supplement  otherwise
PARTICIPANTS AND BENEFICIAL OWNERS. provides, the securities will be Notices and other communications by settled in immediately available the depositary, its participants and funds. We will make payments of the beneficial owners will be principal and interest in immediately
governed by arrangements  among them,      available funds.
subject to any legal  requirements in
effect.                                    PAYMENT AND PAYING AGENT

   VOTING PROCEDURES. Neither DTC nor         If the  securities are not held in
Cede & Co. will consent or vote with global form, we will make payment of respect to the global securities. The principal and premium, if any, depositary generally mails an omnibus against surrender of the securities proxy to us just after the applicable at the principal office of the record date. That proxy assigns Cede Trustee in New York, New York. We & Co.'s consenting or voting rights will pay any installment of interest to the direct participants to whose on securities to the record holder on accounts the securities are credited the record date for that interest. We
at that time.                              can make those  payments  through the
                                           Trustee,  as  noted  above,  by check
   PAYMENTS.  Principal  and interest      mailed  by  first  class  mail to the
payments made by us will be delivered registered holders at their to the depositary. DTC's practice is registered address or by wire to credit direct participants' transfer to an eligible account of
accounts  on the  applicable  payment      the registered holder.
date  unless it has reason to believe
it will not  receive  payment on that         If  any  payments  of   principal,
date.  Payments  by  participants  to      premium or  interest  are not claimed
beneficial owners will be governed by      within  three  years  of the date the
standing  instructions  and customary      payment  became due,  those funds are
practices,   as  is  the  case   with      to be  repaid to us.  The  beneficial
securities   held  for  customers  in      owners   of  those   interests   will
bearer form or  registered in "street      thereafter   look   only  to  us  for
name."  Those  payments  will  be the      payment for those amounts.
responsibility  of that  participant,
not the  depositary,  the  Trustee or      CERTAIN INDENTURE PROVISIONS
us, subject to any legal requirements
in effect at that time.                       CERTAIN DEFINITIONS. The following
                                           is a summary of certain terms defined
   We are  responsible for payment of      in the  Indenture.  Those terms shall
principal,  interest and premium,  if      be  determined  in  accordance   with
any,   to   the   Trustee,   who   is      generally     accepted     accounting
responsible   to   pay   it  to   the      principles,      unless     otherwise
depositary.    The    depositary   is      indicated.
responsible   for  disbursing   those
payments to direct participants.  The         "Consolidated Net Tangible Assets"
participants   are   responsible  for      means   the   total  of  all   assets
disbursing payments to the beneficial      reflected    on   the   most   recent
owners.                                    quarterly   or  annual   consolidated
                                           balance   sheet   of   us   and   our
TRANSFER OR EXCHANGE OF SECURITIES         consolidated  Subsidiaries,  at their
                                           net  book  values  (after   deducting
   You may transfer or exchange the related depreciation, depletion, securities (other than a global amortization and all other valuation security) without service charge at reserves), less the aggregate of our our office designated for that current liabilities and those of our purpose or at the office of any consolidated Subsidiaries reflected transfer agent or security registrar on that balance sheet. We exclude
identified  under the Indenture.  You      from  assets  goodwill,   unamortized
must   execute   a  proper   form  of      debt  discount  and  all  other  like
transfer  and pay any taxes and other      intangible  assets.  For  purposes of
governmental  charges  resulting from      this       definition,       "current
that  action.  You  may  transfer  or      liabilities" include all indebtedness
exchange the securities other than a for money borrowed, incurred, issued, global security initially at our assumed or guaranteed by us and our
offices  at 1850 N.  Central  Avenue,      consolidated Subsidiaries,  and other
P.O. Box 2209, Phoenix, Arizona payables and accruals, in each case 85002-2209 or at our office or agency payable on demand or due within one established for that purpose in New year of the date of determination,
York, New York.                            but  shall  exclude  any  portion  of
                                           long-term  debt  maturing  within one
   Securities in the several year of that date of determination, denominations will be interchangeable all as reflected on the consolidated without service charge, but we may balance sheet of us and our consolidated Subsidiaries.
   "Lien"  means  any  lien,  charge,           reserves, so long as foreclosure
claim,  security  interest,   pledge,           or similar  proceedings  are not
hypothecation, right of another under           commenced.
any  conditional  sale or other title
retention   agreement  or  any  other         o Judgment  Liens  that  have  not
encumbrance    affecting   title   to           remained     undischarged     or
property.  Lien  includes  any  lease           unstayed for more than 6 months.
under    a   sale    and    leaseback
arrangement.                                  o Incidental    or    undetermined
                                                construction,    mechanics    or
   "Subsidiary" means any corporation           similar  Liens  arising  in  the
a  majority  of the  Voting  Stock of           ordinary   course  of   business
which   is   owned,    directly    or           relating  to   obligations   not
indirectly,  by us or by one or  more           overdue   or  which   are  being
Subsidiaries or by us and one or more           contested  by us or a Restricted
Subsidiaries.                                   Subsidiary  in  good  faith  and
                                                deposits  for  release  of  such
                                                Liens.
   "Restricted   Subsidiary"  is  any
Subsidiary  a majority  of the Voting         o Zoning  restrictions,  licenses,
Stock of which is owned, directly, by           easements       and      similar
us  or  by  one  or  more  Restricted           encumbrances   or   defects   if
Subsidiaries or by us and one or more           immaterial.
Restricted  Subsidiaries and which is
designated  as such by  resolution of         o Other  Liens  immaterial  in the
our Board of Directors.                         aggregate  incidental  to our or
                                                the   Restricted    Subsidiary's
                                                business or property, other than
   "Unrestricted   Subsidiary"  means           for indebtedness.
any    Subsidiary    other   than   a
Restricted Subsidiary.                        o Banker's   liens   and  set  off
                                                rights in the ordinary course of
   "Voting  Stock" means stock of any           business.
class or classes (however designated)
having  ordinary voting power for the         o Leasehold  or  purchase  rights,
election of a majority of the members           exercisable       for       fair
of the  board  of  directors  (or any           consideration,  arising  in  the
governing body) of that  corporation,           ordinary course of business.
other  than stock  having  that power
only by reason of the  happening of a         o Liens on property or  securities
contingency.                                    existing when an entity  becomes
                                                a   Restricted   Subsidiary   or
   LIMITATION ON LIENS. The Indenture           merges  with us or a  Restricted
provides    that   FINOVA   and   its           Subsidiary,  provided  it is not
Restricted   Subsidiaries   will  not           incurred  in   anticipation   of
create,  assume, incur or allow to be           those events.
created,  assumed or  incurred  or to
exist any Lien on any of our or their         o Liens on property or  securities
properties   unless  we  secure   the           existing    at   the   time   of
securities  equally and ratably  with           acquisition.
any other obligation so secured.  The
Indenture   contains  the   following         o Liens  in a  total  amount  less
exceptions to that prohibition:                 than  $25   million,   excluding
                                                Liens covered by the  exceptions
   o Leases   of   property   in  the           noted above.
     ordinary  course of  business or
     if the property is not needed in         o Liens securing  indebtedness  of
     the operation of our business.             us  or a  Restricted  Subsidiary
                                                provided those and similar Liens
   o Purchase      money     security           on  indebtedness  do not  exceed
     interests that are  non-recourse           10% of Consolidated Net Tangible
     to   us   or   our    Restricted           Assets,     excluding    certain
     Subsidiaries   except   to   the           preexisting   indebtedness   and
     extent   of  the   property   so           those Liens permitted above.
     acquired  or any  proceeds  from
     that property, or both.                  MERGER,  CONSOLIDATION AND SALE OF
                                           ASSETS.  We can  not  merge  with  or
   o Governmental deposits or into, consolidate with, sell or lease security as a condition to the all or substantially all of our
     transaction  of  business or the      assets   to,  or   purchase   all  or
     exercise of a  privilege,  or to      substantially   all  the   assets  of
     maintain self- insurance, or to another corporation unless we will be participate in any fund in the surviving corporation or the
     connection     with     worker's      successor is incorporated in the U.S.
     compensation,       unemployment      and  assumes  all of our  obligations
     insurance,    pensions,   social      under   the    securities   and   the
     security, or for appeal bonds.        Indenture,  provided that immediately
                                           after  that  transaction,  no default
   o Liens for  taxes or  assessments      will   exist.   A   purchase   by   a
     not yet due or which are payable Subsidiary of all or substantially without a penalty or are being all the assets of another corporation
     contested in good faith and with      will not be a purchase of those
     adequate
assets by us. If, however, any of the         If an event of default  occurs and
transactions noted in this paragraph continues, the Trustee or the holders occurs and results in a Lien on any of at least 25% of the series may of our properties (except as declare those securities due and permitted above), we must payable. We are required to certify
simultaneously  secure the securities      to  the  Trustee  annually  as to our
equally  and  ratably  with  the debt      compliance with the Indenture.
secured by that Lien.
                                              Holders of a majority  of a series
   MODIFICATION OF THE INDENTURE. may control certain actions of the FINOVA and the Trustee may amend the Trustee and may waive past defaults Indenture without consent of the for that series. Except as provided holders of securities to do certain in the Indenture, the Trustee will things, such as establishing the form not be under any obligation to and terms of any series of exercise any of the rights or powers securities. We must obtain consent of vested in it by the Indenture at the holders of at least two-thirds of the request, order or direction of any outstanding securities affected by a holder unless one or more of them
change  to  amend  the  terms  of the      shall   have    offered    reasonable
Indenture    or   any    supplemental      indemnity to the Trustee.
indenture   or  the   rights  of  the
holders of those securities.                  If an event of default  occurs and
                                           is   continuing,   the   Trustee  may
   Unanimous consent is required for reimburse itself for its reasonable changes to extend the fixed maturity compensation and expenses incurred of any securities, reduce the out of any sums held or received by principal, redemption premium or rate it before making any payments to the of interest, extend the time of holders of the securities of the
payment of interest,  change the form      defaulted series.
of  currency or to limit the right to
sue for payment on or after  maturity         The  right  of  any   holders   of
of the securities. Unanimous consent securities of a series to commence an is also required to reduce the level action for any remedy is subject to of consents needed to approve any certain conditions, including the such change. The Trustee must consent requirement that the holders of at to changes modifying its rights, least 25% of that series request that
duties or immunities.                      the  Trustee  take such  action,  and
                                           offer  reasonable  indemnity  to  the
   DEFAULTS.  Events of default under      Trustee   against   its   liabilities
the Indenture for any series are:          incurred in doing so.

   o Failure   for  30  days  to  pay      DEFEASANCE
     interest  on any  securities  of
     that series.                             We may defease the securities of a
                                           series,  meaning we would satisfy our
   o Failure to pay principal (other duties under that series before than sinking fund redemptions) maturity. We may do so by depositing or premium, if any, on with the Trustee, in trust for the
     securities of that series.            benefit of the holders, either enough
                                           funds   to  pay,   or   direct   U.S.
   o Failure for 30 days to pay any government obligations that, together sinking fund installment on that with the income on those obligations
     series.                               (without        considering       any
                                           reinvestment),  will be sufficient to
   o Violation of a covenant under pay, the obligation of that series, the Indenture pertaining to that including principal, premium, if any, series that persists for at and interest. Certain other
     least  90  days   after  we  are      conditions  must be met before we may
     notified  by the  Trustee or the      do so. We must  deliver an opinion of
     holders of 25% of the series.         counsel  that  the  holders  of  that
                                           series  will have no  Federal  income
   o Default in other  instruments or      tax  consequences as a result of that
     under   any   other   series  of      deposit.
     securities      resulting     in
     acceleration   of   indebtedness      CONCERNING THE TRUSTEE
     over $15  million,  unless  that
     default    is    rescinded    or         The Trustee is one of the banks in
     discharged within 10 days after one of our credit agreements and from written notice by the Trustee or time to time may perform other the holders of 10% of that banking, trust or related services on
     series.                               behalf of FINOVA or our customers.

   o Bankruptcy,     insolvency    or
     similar event.

   o Any other event of default  with
     respect  to  the  securities  of
     that  series.

                              PLAN OF DISTRIBUTION

   We  may   offer   the   securities         Dealers and agents may be entitled
directly or through underwriters, to indemnification as underwriters by dealers or agents. The Supplement us against certain liabilities under will identify those underwriters, the Federal securities laws and other
dealers or agents  and will  describe      laws.
that plan of distribution.  Firms not
so  named  will  have  no  direct  or         We or the  underwriters  or agents
indirect participation in any may solicit offers by institutions underwriting of those securities, approved by us to purchase securities although a firm may participate in under contracts providing for payment the distribution of securities under in the future. Permitted institutions circumstances entitling it to a include commercial and savings banks, dealer's allowance or agent's insurance companies, pension funds,
commission.                                investment companies, educational and
                                           charitable  institutions  and others.
   We     anticipate     that     any      Certain  conditions  apply  to  those
underwriting  agreement  will entitle      purchases.
the underwriters to indemnity against
certain civil  liabilities  under the         Any   underwriter  may  engage  in
Federal  securities  laws  and  other      over-allotment,           stabilizing
laws,  provide that their obligations      transactions,      short     covering
to purchase the securities will be transactions and penalty bids in subject to certain conditions, and accordance with Regulation M under generally require them to purchase the Securities Exchange Act of 1934.
all of  the  securities  if  any  are      Over-  allotment  involves  sales  in
purchased.                                 excess of the  offering  size,  which
                                           creates a short position. Stabilizing
   Unless   otherwise  noted  in  the      transactions  permit bids to purchase
Supplement,  the  securities  will be      the  underlying  security  so long as
offered by the underwriters,  if any,      the stabilizing  bids do not exceed a
when,   as  and  if   issued  by  us,      specified  maximum.   Short  covering
delivered to and accepted by the transactions involve purchases of the underwriters and subject to their securities in the open market after right to reject orders in whole or in the distribution is completed to
part.                                      cover short  positions.  Penalty bids
                                           permit the  underwriters to reclaim a
   We may sell securities to dealers, selling concession from a dealer when as principals. Those dealers may then the securities originally sold by the resell the securities to the public dealer are purchased in a covering at varying prices set by those transaction to cover short positions.
dealers from time to time.                 Those  activities may cause the price
                                           of the  securities  to be higher than
   We may also offer the securities it would otherwise be. If commenced, through agents. Agents generally act the underwriters may discontinue
on  a  "best  efforts"  basis  during      those activities at any time.
their  appointment,  meaning they are
not   obligated   to   purchase   the         The Supplement  will set forth the
securities.                                anticipated   delivery  date  of  the
                                           securities being sold at that time.


                                  LEGAL MATTERS

   Unless otherwise noted in a securities offered through this Supplement, William J. Hallinan, Prospectus and any Supplement and Esq., Senior Vice President-General Brown & Wood LLP will act as counsel
Counsel to  FINOVA,  will pass on the      for any underwriters or agents.
legality of the


                                     EXPERTS

   Deloitte & Touche LLP, independent December 31, 1996. The financial auditors, have audited the financial statements are incorporated into this statements for FINOVA incorporated in Prospectus by reference in reliance this Prospectus by reference from our upon their report given upon their Annual Report on Form 10-K for the authority as experts in accounting
year ended                                 and auditing.

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YOU   SHOULD   RELY   ONLY   ON   THE
INFORMATION     CONTAINED    IN    OR
INCORPORATED  BY  REFERENCE  IN  THIS
PROSPECTUS OR IN THE  SUPPLEMENT.  WE                    FINOVA
HAVE AUTHORIZED NO ONE TO PROVIDE YOU
WITH DIFFERENT INFORMATION.

WE ARE NOT  MAKING  AN OFFER OF THESE
SECURITIES IN ANY LOCATION  WHERE THE
OFFER IS NOT PERMITTED.
                                                          FINOVA
YOU  SHOULD   NOT  ASSUME   THAT  THE                     CAPITAL
INFORMATION IN THIS  PROSPECTUS OR IN                   CORPORATION
THE SUPPLEMENT, INCLUDING INFORMATION
INCORPORATED    BY   REFERENCE,    IS
ACCURATE  AS OF ANY DATE  OTHER  THAN
THE   DATE  ON  THE   FRONT   OF  THE
PROSPECTUS    OR    SUPPLEMENT,    AS
APPLICABLE.
                                                        7.40% Notes
             -----------                              Due June 1, 2007

          TABLE OF CONTENTS

                                          PAGE
                                          ----
        PROSPECTUS SUPPLEMENT

FINOVA Capital Corporation ................S-2
Note Terms ................................S-2                    PROSPECTUS SUPPLEMENT
Underwriting ..............................S-3
Notice to Canadian Residents ..............S-3

              PROSPECTUS

Where You Can Find More Information  ......2
FINOVA Capital Corporation ................2
Ratio of Income to Fixed Charges ..........4                     CITICORP SECURITIES, INC.
Special Note Regarding Forward-Looking
 Statements ...............................4
Use of Proceeds ...........................5
Description of the Securities .............5
Plan of Distribution ......................10
Legal Matters .............................10
Experts ...................................10



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